Exhibit 99.1

BioDelivery Sciences Announces the Launch of BELBUCA™

(Buprenorphine) Buccal Film by Endo Pharmaceuticals for Chronic Pain Management

RALEIGH, N.C., February 22, 2016 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced the commercial availability of BELBUCA™ (buprenorphine) buccal film for use in patients with chronic pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. BELBUCA™, distributed and promoted by Endo Pharmaceuticals, is now available nationwide.

“We are very pleased that BELBUCA is now available and provides an important new alternative for the millions of individuals who suffer from chronic pain,” said Dr. Mark A. Sirgo, President and Chief Executive Officer. “BELBUCA is a very important product to BDSI, as well as to our partner Endo, who has a significant presence in pain and who is committing significant resources to support the launch of BELBUCA. We believe BELBUCA is in excellent hands and we look forward to its future growth.”

The U.S. Food and Drug Administration (FDA) approval of BELBUCA was based on data from two placebo-controlled, randomized Phase 3 studies showing that BELBUCA™ provided significant improvement in patient-reported pain relief with a low incidence of typical opioid-like side effects. BELBUCA™ is available in seven dosage strengths for flexible dosing from 75 µg to 900 µg every 12 hours, allowing physicians to titrate BELBUCA™ individually for patients to a tolerable dose that provides adequate analgesia with minimal side effects.

BELBUCA™ is a mu-opioid receptor partial agonist and a potent analgesic with a long duration of action that utilizes BDSI’s BioErodible MucoAdhesive (BEMA®) drug delivery technology. Buprenorphine is a Schedule III controlled substance, meaning that it has been defined as having lower abuse potential than Schedule II drugs, a category that includes most opioid analgesics. Among chronic pain patients taking opioids, the vast majority are on daily doses of 160 mg of oral morphine sulfate equivalent (MSE) or less. With seven dosage strengths up to 160 mg oral MSE, BELBUCA™ offers a treatment choice for a wide range of opioid needs in chronic pain sufferers.

For more information, visit www.Belbuca.com.

About BELBUCA™

BELBUCA™ (buprenorphine) buccal film is indicated for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate.

Limitations of Use

•	Because of the risks of addiction, abuse, and misuse with opioids, even at recommended doses, and because of the greater risks of overdose and death with long-acting opioid formulations, reserve BELBUCA™ for use in patients for whom alternative treatment options (eg, non-opioid analgesics or immediate-release opioids) are ineffective, not tolerated, or would be otherwise inadequate to provide sufficient management of pain.

•	BELBUCA™ is not indicated as an as-needed (prn) analgesic.

IMPORTANT SAFETY INFORMATION ABOUT BELBUCA™

WARNING: ADDICTION, ABUSE, and MISUSE; LIFE-THREATENING RESPIRATORY DEPRESSION; ACCIDENTAL EXPOSURE; and NEONATAL OPIOID WITHDRAWAL SYNDROME

Addiction, Abuse, and Misuse

BELBUCA™ exposes patients and other users to the risks of opioid addiction, abuse, and misuse, which can lead to overdose and death. Assess each patient’s risk prior to prescribing BELBUCA™, and monitor patients regularly for the development of these behaviors or conditions.

Life-Threatening Respiratory Depression

Serious, life-threatening, or fatal respiratory depression may occur with use of BELBUCA™. Monitor for respiratory depression, especially during initiation of BELBUCA™ or following a dose increase. Misuse or abuse of BELBUCA™ by chewing, swallowing, snorting, or injecting buprenorphine extracted from the buccal film will result in the uncontrolled delivery of buprenorphine and pose a significant risk of overdose and death.

Accidental Exposure

Accidental exposure to even one dose of BELBUCA™, especially by children, can result in a fatal overdose of buprenorphine.

Neonatal Opioid Withdrawal Syndrome

Prolonged use of BELBUCA™ during pregnancy can result in neonatal opioid withdrawal syndrome, which may be life-threatening if not recognized and treated, and requires management according to protocols developed by neonatology experts. If opioid use is required for a prolonged period in a pregnant woman, advise the patient of the risk of neonatal opioid withdrawal syndrome and ensure that appropriate treatment will be available.

CONTRAINDICATIONS

BELBUCA™ is contraindicated in patients with:

•	Significant respiratory depression

•	Acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment

•	Known or suspected gastrointestinal obstruction, including paralytic ileus

•	Hypersensitivity (eg, anaphylaxis) to buprenorphine

WARNINGS AND PRECAUTIONS

Addiction, Abuse, and Misuse

•	BELBUCA™ contains buprenorphine, a Schedule III controlled substance. As an opioid, BELBUCA™ exposes users to the risks of addiction, abuse, and misuse.

•	Assess each patient’s risk for opioid addiction, abuse, or misuse prior to prescribing BELBUCA™, and monitor all patients receiving BELBUCA™ for the development of these behaviors or conditions. Risks are increased in patients with a personal or family history of substance abuse (including drug or alcohol abuse or addiction) or mental illness (eg, major depression). The potential for these risks should not, however, prevent the proper management of pain in any given patient. Patients at increased risk may be prescribed BELBUCA™, but use in such patients necessitates intensive counseling about the risks and proper use of BELBUCA™, along with intensive monitoring for signs of addiction, abuse, or misuse.

•	Although the risk of addiction in any individual is unknown, it can occur in patients appropriately prescribed BELBUCA™ and in those who obtain the drug illicitly. Addiction can occur at recommended doses and if the drug is misused or abused.

•	Abuse or misuse of BELBUCA™ by swallowing may cause choking, overdose, and death.

•	Opioid agonists such as BELBUCA™ are sought by drug abusers and people with addiction disorders and are subject to criminal diversion. Strategies to reduce the risk include prescribing the drug in the smallest appropriate quantity and advising the patient on the proper disposal of unused drug.

•	Contact a local state professional licensing board or state controlled substances authority for information on how to prevent and detect abuse or diversion of this product.

Life-Threatening Respiratory Depression

•	Serious, life-threatening, or fatal respiratory depression has been reported with the use of buprenorphine, even when used as recommended. Respiratory depression, from opioid use, if not immediately recognized and treated, may lead to respiratory arrest and death. Management of respiratory depression may include close observation, supportive measures, and use of opioid antagonists, depending on the patient’s clinical status.

•	While serious, life-threatening or fatal respiratory depression can occur at any time during the use of BELBUCA™, the risk is greatest during initiation of therapy or following a dose increase. Closely monitor patients for respiratory depression when initiating therapy with BELBUCA™ and following dose increases.

•	To reduce the risk of respiratory depression, proper dosing and titration of BELBUCA™ are essential. Overestimating the dose of BELBUCA™ when converting patients from another opioid product may result in fatal overdose with the first dose.

•	Accidental exposure to BELBUCA™, especially in children, can result in respiratory depression and death due to an overdose of buprenorphine.

ADVERSE REACTIONS

•	The most common adverse reactions (>5%) reported by patients treated with BELBUCA™ in the clinical trials were nausea, constipation, headache, vomiting, fatigue, dizziness, somnolence, diarrhea, dry mouth, and upper respiratory tract infection.

Click here to see additional Important Safety Information.

Click here to see full Prescribing Information, including boxed Warning.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s development strategy focuses on utilization of the FDA’s 505(b)(2) approval process. This regulatory pathway creates the potential for more timely and efficient approval of new formulations of previously approved therapeutics.

BDSI’s particular area of focus is the development and commercialization of products in the areas of pain management and addiction. These are areas where BDSI believes its drug delivery technologies and products can best be applied to address critical unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, painful diabetic neuropathy and opioid dependence. BDSI’s headquarters is located in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet:	www.bdsi.com
Facebook:	Facebook.com/BioDeliverySI
Twitter:	@BioDeliverySI

BDSI markets BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) and ONSOLIS® (fentanyl buccal soluble film) (CII). BELBUCA™ (buprenorphine) buccal film (CIII) will be commercialized in the U.S. by Endo Pharmaceuticals pursuant to the worldwide licensing and development agreement between BDSI and Endo. For full prescribing information and important safety information on BDSI products, including BOXED WARNINGS for ONSOLIS and BELBUCA, please visit www.bdsi.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at (800) 469-0261.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein, and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto (including, without limitation, at the presentation described herein) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of commercialization efforts for the Company’s approved products and the clinical trials for, and regulatory review of, the Company’s products in development) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA® and BUNAVAIL® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences and BUNAVAIL logos are trademarks owned by BioDelivery Sciences International, Inc. All other trademarks and tradenames are owned by their respective owners.

© 2016 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Matthew P. Duffy

Managing Director

LifeSci Advisors, LLC

212-915-0685

matthew@lifesciadvisors.com

Al Medwar

Senior Vice President, Corporate and Business Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Media:

Susan Forman/Laura Radocaj

Dian Griesel Int’l.

212-825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com